NEWS RELEASE

                                                HCB BANCSHARES, INC.
                                                CONTACT:  CHARLES T. BLACK
                                                TELEPHONE:  870.836.6841
                                                FACSIMILE:   870.836.2122



                              FOR IMMEDIATE RELEASE
                              ---------------------

                 HCB BANCSHARES, INC. RELEASES 06-30-03 EARNINGS

CAMDEN, ARKANSAS (August 12, 2003) HCB Bancshares, Inc. (the "Company") reported net income of approximately $167,000, or 11 cents per basic share and 10 cents per diluted share, for the quarter ended June 30, 2003, according to Charles T. Black, President and Chief Executive Officer. Net income for the same quarter last year was $146,000, or 12 cents per basic share and 12 cents per diluted share.

For the fiscal year ended June 30, 2003 the Company reported net income of $1,061,000, or 78 cents per basic share and 73 cents per diluted share. Net income for the same period last year was $1,166,000, or 71 cents per basic share and 68 cents per diluted share.

In addition, primarily because of the decline in net interest margin, net interest income decreased from $7,092,000 for the year ended June 30, 2002 to $6,187,000 for the year ended June 30, 2003, a reduction of $905,000. Also, the general weakness in the economy was a factor in HCBB's increasing its provision for loan losses by $174,000 during that period. Non-interest income for the year ended June 30, 2003 increased by $780,000 compared to the prior year and non-interest expense for the year ended June 30, 2003 decreased by $222,000 compared to the prior year.

Black said that a one time pretax charge of $407,000 to write down land held for investment was one factor having adverse effects on earnings for the current year period compared to the previous year. He added that a one time pretax gain of $743,000 on the sale of the Bank's Monticello branch helped offset the land write down and the reduction in net interest income. In addition, Black stated that in its efforts to reduce overhead, the Company has reduced its full time equivalent employees from 93 to 79 during the fiscal year excluding those employees at the Monticello branch.

The Board of Directors of HCB Bancshares, Inc. continually seeks to maximize value for all its stockholders. In conjunction with that goal, the Board of Directors has recently engaged in strategic planning meetings to consider available strategies for maximizing stockholder value including a sale of the Company. The Board will continue to explore available alternatives and has retained the services of the consulting firm of Gerrish & McCreary PC to assist in these matters.

HCB Bancshares, Inc. is the parent company of HEARTLAND Community Bank, headquartered in Camden, with HEARTLAND community banking offices in Bryant, Camden, Fordyce, and Sheridan, Arkansas.

When used in this News Release, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                              HCB BANCSHARES, INC.
                         Summary of Financial Highlights
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

         (Dollars in thousands)                                          June 30,                   June 30,
                                                                           2003                       2002
                                                                       (Unaudited)

         ASSETS
              Cash and cash equivalents                               $      7,207              $     17,897
              Investment securities                                        129,960                   118,199
              Loans, net                                                   100,780                   124,177
              Other assets                                                  13,078                    16,152
                                                                      ------------              ------------
                 Total Assets                                         $    251,025              $    276,425
                                                                      ============              ============

         LIABILITIES
              Deposits                                                $    151,957              $    165,005
              Borrowed money                                                69,068                    82,264
              Other liabilities                                              1,545                     2,420
                                                                      ------------              ------------

                 Total Liabilities                                         222,570                   249,689
                                                                      ------------              ------------

                 Total Stockholders' Equity                                 28,455                    26,736
                                                                      ------------              ------------

                 Total Liabilities and
                    Stockholders' Equity                              $    251,025              $    276,425
                                                                      ============              ============

        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THREE MONTHS
               AND YEARS ENDED JUNE 30, 2003 (UNAUDITED) AND 2002

 (Dollars in thousands except             Three Months Ended                             Years Ended
  per share data)                                June 30,                                   June 30,
                                          2003                2002                    2003             2002
                                       (Unaudited)                                 (Unaudited)

Interest income                          $   3,383          $   4,248               $   14,416      $   17,916
Interest expense                             1,892              2,430                    8,229          10,824
                                         ---------          ---------               ----------      ----------
Net interest income                          1,491              1,818                    6,187           7,092
Provision for loan losses                      120                140                      533             359
                                         ---------          ---------               ----------      ----------

Net interest income after provision
   for loan losses                           1,371              1,678                    5,654           6,733

Total noninterest income                       469                401                    2,387           1,607
Total noninterest expense                    1,592              1,949                    6,891           7,113
                                         ---------          ---------               ----------      ----------

Income before federal income tax
   provision                                   248                130                    1,150           1,227
Income tax provision (benefit)                  81                (16)                      89              61
                                         ---------          ---------               ----------      ----------

Net income                               $     167          $     146               $    1,061      $    1,166
                                         =========          =========               ==========      ==========

Basic earnings per share                 $    0.11          $    0.12               $     0.78      $     0.71
                                         =========          =========               ==========      ==========

Diluted earnings per share               $    0.10          $    0.12               $     0.73      $     0.68
                                         =========          =========               ==========      ==========